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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 16, 2005


                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

           DELAWARE                      1-12202                 93-1120873
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)          Identification No.)

         13710 FNB PARKWAY
         OMAHA, NEBRASKA                                        68154-5200
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (402) 492-7300


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective May 16, 2005, we entered into a $500 million Revolving Credit Agreement with the lenders named therein and with SunTrust Bank, as Administrative Agent; Wachovia Bank, National Association, as Syndication Agent; Harris Nesbit Financing, Inc., Barclays Bank PLC, and Citibank, N.A. as Co-Documentation Agents; and SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC as Co-Lead Arrangers and Book Managers (the "NBP Credit Agreement"). $186 million in borrowings are currently outstanding under the NBP Credit Agreement, which funds were used to pay down the entire amount outstanding under our $275 Revolving Credit Agreement, which has been terminated. The interest rate applied to amounts outstanding under the NBP Credit Agreement may, at our option, be either the lender's base rate or an adjusted London Interbank Offered Rate plus a spread that is based upon our long-term unsecured debt ratings. The term of the agreement is five years.

Under the NBP Credit Agreement, we are required to comply with certain financial, operational and legal covenants. Among other things, we are required to maintain ratios of EBITDA (net income plus minority interests in net income, interest expense, income taxes and depreciation and amortization) to interest expense of greater than 3 to 1. We are also required to maintain a ratio of indebtedness to EBITDA of no more than 4.75 to 1. If we consummate one or more acquisitions in which the aggregate purchase price is $25 million or more, the allowable ratio of indebtedness to adjusted EBITDA is temporarily increased to
5.25 to 1. Upon any breach of these covenants, amounts outstanding under the NBP Credit Agreement may become immediately due and payable.

The description of the NBP Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement itself, which is filed as Exhibit 10.1 hereto.

In addition, effective May 16, 2005, Northern Border Pipeline Company, our indirect, 70% owned subsidiary ("Northern Border Pipeline"), entered into a $200 million Revolving Credit Agreement with the lenders named therein and with Wachovia Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, Harris Nesbit Financing, Inc., Barclays Bank PLC, and Citibank, N.A. as Co-Documentation Agents; and Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc. as Co-Lead Arrangers and Book Managers ( the "NBPL Credit Agreement"). As of May 16, 2005, $29 million in borrowings were outstanding under the NBPL Credit Agreement, which funds were used to pay down the entire amount outstanding under Northern Border Pipeline's $175 Revolving Credit Agreement, which has terminated under its own terms. The interest rate applied to amounts outstanding under the NBPL Credit Agreement may, at Northern Border Pipeline's option, be either the lender's base rate or an adjusted London Interbank Offered Rate plus a spread that is based upon Northern Border Pipeline's long-term unsecured debt ratings. The term of the agreement is five years.

Under the NBPL Credit Agreement, Northern Border Pipeline is required to comply with certain financial, operational and legal covenants. Among other things, Northern Border Pipeline is required to maintain ratios of EBITDA (net income plus minority interests in net income, interest expense, income taxes and depreciation and amortization) to interest expense of greater than 3 to 1. Northern Border Pipeline is also required to maintain a ratio of indebtedness to EBITDA of no more than 4.50 to 1. If Northern Border Pipeline consummates one or more acquisitions in which the aggregate purchase price is $25 million or more, the allowable ratio of indebtedness to adjusted EBITDA is temporarily increased to 5 to 1. Upon any breach of these covenants, amounts outstanding under the NBPL Credit Agreement may become immediately due and payable.

The description of the NBPL Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the NBPL Credit Agreement itself, which is filed as Exhibit 10.2 hereto.


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ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As disclosed under Item 1.01 of this current report, which disclosure is incorporated into this Item 1.02 in its entirety, effective May 16, 2005 we terminated our $275 million Revolving Credit Agreement dated as of November 24, 2003 among us, SunTrust Bank, Harris Nesbitt Corp., Wachovia Bank, National Association, Citigroup, N.A., SunTrust Capital Markets, Inc. and lenders named therein.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION

The information disclosed under Item 1.01 of the current report is incorporated into this Item 2.03 in its entirety.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

      (c)    Exhibits.

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBIT
-------              ----------------------

10.1           Credit Agreement dated May 16, 2005

10.2           Credit Agreement dated May 16, 2005 (Incorporated by reference to
               Exhibit 10.1 to Northern Border Pipeline Company's Form 8-K filed May 20, 2005 (File No. 333-87753))


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTHERN BORDER PARTNERS, L.P.


Date: May 20, 2005                      By:   /s/ Jerry L. Peters
                                           -------------------------------------
                                           Name:  Jerry L. Peters
                                           Title: Chief Financial and
                                                  Accounting Officer


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER               DESCRIPTION OF EXHIBIT
-------              ----------------------

10.1           Credit Agreement dated May 16, 2005

10.2           Credit Agreement dated May 16, 2005 (Incorporated by reference to
               Exhibit 10.1 to Northern Border Pipeline Company's Form 8-K filed May 20, 2005 (File No. 333-87753))